UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2006

RICHARDSON ELECTRONICS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12906	36-2096643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois 60147

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (630) 208-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 4, 2006, the Company issued a press release regarding the restatement of its financial statements, which press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 4, 2006, the Company concluded that its previously issued financial statements, including those for its fiscal years ended May 31, 2003, May 29, 2004 and May 28, 2005, and the interim periods ended September 3, 2005 and December 3, 2005, should not be relied upon as a result of errors in financial accounting at one of its Italian subsidiaries. The Company has not yet determined the impact of these errors for any specific period, but it estimates that, in the aggregate, the errors will reduce stockholders’ equity by approximately $3 million to $4 million. The Company is continuing to evaluate the magnitude and impact of these errors. The Company is also evaluating the adequacy of its accounting for income taxes in certain foreign jurisdictions for prior periods. The Company has notified its present and former auditors. The Company’s Chief Financial Officer and Audit Committee are engaged in continuing discussions with its present auditors concerning these matters. The Company’s Chief Financial Officer is engaged in continuing discussions with its former auditors concerning these matters.

As a result of ongoing evaluation of these accounting errors, the Company does not expect to file its Form 10-Q for its fiscal quarter ended March 4, 2006 by the filing deadline. It intends to file the report on Form 10-Q for that period as soon as possible, and, if required, to file any amended periodic reports relating to prior periods as soon as practicable after completing its analysis of the impact of the accounting errors on those periods. It also intends to file amended reports for any other prior periods, if it determines that it is necessary to restate the financial statements for any such periods as a result of the accounting correction.

The Company’s late filing of its third quarter Form 10-Q and the restatement will result in a default of the Company’s secured revolving credit agreement with respect to timely delivery of financial statements and Form 10-Q reports. The Company is currently discussing with its senior lenders whether they will grant a waiver under the credit agreement relating to the restatement and the late 10-Q filing. No assurance can be given that a waiver will be granted.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release of Richardson Electronics, Ltd. regarding its financial statements, dated April 4, 2006

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: April 7, 2006	By:	/s/ David J. DeNeve
David J. DeNeve
Senior Vice President and
Chief Financial Officer